Exhibit 99.1

SEPARATION AGREEMENT

This Separation Agreement (“Separation Agreement” or “Agreement”) is entered into this second day of October 2007, by and between Alexander Lidow, an individual (“Lidow”), and International Rectifier Corporation, a Delaware corporation (the “Company”).

In consideration of the covenants undertaken and the agreements contained in this Separation Agreement, Lidow and the Company agree as follows:

I.              Resignation.  At the Company’s request, Lidow hereby resigns as an officer, director, employee, member, manager and in any other capacity with the Company and each of its affiliates as of October 2, 2007 (the “Separation Date”).  The Company and Lidow agree that Lidow’s resignation will be announced in a statement in the form attached hereto as Exhibit A.

II.            Provision of Information.  The Company covenants and agrees promptly to provide to Lidow, through his counsel Sullivan & Cromwell LLP (“S&C”), the documents and information identified in sub-parts (a) through (c) below, provided that this shall not include any privileged work product of the investigators created during the course of the investigation commenced in or about January 2007 by or on behalf of the Audit Committee of the Company’s Board of Directors (the “Investigation”):

(a) The Company shall deliver to S&C the documents, emails and any other electronic data collected by the Company, Sheppard Mullin Richter & Hampton LLP, Trust Strategy Group, and Charles River Associates in the Investigation;

(b) The Company shall provide S&C with a further oral review of the contents of all witness interviews in connection with the Investigation; without providing the individual names associated with particular interviews, and

(c)  The Company shall provide S&C with (1) minutes of all meetings of the Company’s Board of Directors (the “Board”) and of the Audit Committee of the Board from October 1, 2006 to the present (to the extent such minutes have not been finalized, the Company shall provide such minutes promptly when they are finalized), provided that any privileged information shall be redacted from such minutes, and (2) the current version of the Company’s employee manual or handbook and employee policies, as applicable.

III.           COBRA, Stock Options.

(a)           The Company shall pay or reimburse Lidow’s premiums charged to continue medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), at the same or reasonably equivalent medical coverage for Lidow (and, if applicable, Lidow’s eligible spouse and dependents) as in effect immediately prior to the Separation Date, to the extent that Lidow elects such continued coverage; provided that the Company’s obligation to make any such payment or reimbursement shall cease upon the first to occur of (1) the date that is eighteen months after the Separation Date; (2) Lidow’s death; (3) the date Lidow becomes eligible for coverage under the health plan of a future employer providing similar benefits; or (4) the date the Company and its affiliates cease to offer any group medical coverage to its active executive employees or the Company is otherwise under no obligation to offer COBRA continuation coverage to Lidow.

(b)           The vesting of all outstanding stock options granted by the Company to Lidow to purchase shares of the Company’s common stock (the “Lidow Options”) that have not yet vested shall be accelerated and shall vest as of the Separation Date.  All Lidow Options may continue to be exercised until the later of (1) the date that is 18 months after the Separation Date, or (2) the date that is 90 days after the Company is again current on its financial statement reporting obligations under Section 13 of the Securities Exchange Act of 1934; provided, however, that the Lidow Options shall be subject to earlier termination upon the first to occur of the expiration of the maximum year term of such options (5-, 7- or 10-years, as applicable) or a change in control of the Company on the terms provided for in the applicable option plan and option agreement.  The Company covenants and agrees that (1) it will not terminate the Lidow Options pursuant to any applicable “dismissal for cause”  or other provisions of such options (other than as contemplated by the preceding sentence upon the expiration of the maximum term of such options or a change in control of the Company on the terms provided for in the applicable option plan and option agreement), (2) it will provide to Lidow protections and benefits permitted in the applicable option plan in the event of any stock split or dilution event to the extent (if any) such protections and benefits are provided by the Company to Company option holders generally in connection with any such event, and (3) while the Lidow Options remain outstanding, it will not take any acts that would cause the Lidow Options to be treated less favorably than options held by other officers, directors or employees of the Company generally.

IV.           Mutual Non-Disparagement.  Lidow and the Company agree that neither shall, directly or indirectly, make or ratify any statement, public or private, oral or written, to any person that disparages, either professionally or personally, the other.  Lidow agrees that he shall not, directly or indirectly, make or ratify any statement, public or private, oral or written, to any person that disparages, either professionally or personally, any current or former director, officer or employee of the Company or any of its subsidiaries, except that Lidow shall be relieved of this restriction as to any particular person in the event that such person disparages, either professionally or personally, Lidow.  However, nothing in this paragraph shall affect Lidow’s or the Company’s ability or obligation to provide complete and truthful testimony or other information in connection with any (1) governmental and/or regulatory investigation or proceeding, (2) required public, governmental or regulatory disclosure or filing, or (3) pleadings, discovery and/or trial in litigation.

V.            Cooperation.  The parties agree to reasonably cooperate with each other in connection with any civil litigation that relates to the subject matter of the Investigation and related governmental investigations, proceedings or actions, currently pending, or that may be filed, against or involve the Company, and/or its current or former officers and/or directors except to the extent that a party deems such cooperation as contrary to its interests.

VI.           No Release.  Neither Lidow nor the Company releases the other from any claim whatsoever by entering into this Agreement.

VII.          Advances of Costs.

(a)  Nothing in this Agreement shall be construed to limit any existing right to indemnification that Lidow may have under the Company’s articles or bylaws, under any indemnification agreement, and/or as a matter of Delaware law.

(b)  Without limiting the generality of the foregoing, if Lidow is a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that Lidow is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged conduct in an official capacity or in any other capacity while serving as a director, officer, employee or agent, then the Company shall, to the maximum extent permitted by the Company’s articles, bylaws and/or applicable law, advance to or for the benefit of Lidow all Expenses (as such term is defined below) incurred or reasonably anticipated to be incurred by or on behalf of Lidow in connection with any such proceeding by reason of Lidow’s having served in such a capacity within ten (10) days after the receipt by the Company of a statement or statements from Lidow requesting such advance or advances from time to time, whether prior to or after final disposition of such a proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred or reasonably anticipated to be incurred by Lidow and shall include or be preceded or accompanied by an undertaking by or on behalf of Lidow to repay any Expenses advanced if it shall ultimately be determined by a non-appealable judgment (or a judgment as to which all rights of appeal therefrom have been exhausted or lapsed) that Lidow is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this provision shall be unsecured and interest free.  Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section VII shall be subject to the condition that, if, when and to the extent that the Company determines that Lidow is not entitled to indemnification, the Company shall be entitled to be reimbursed, within sixty (60) days of such determination, by Lidow (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Lidow has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Lidow is entitled to be indemnified, any determination made by the Company that Lidow is not entitled to indemnification under applicable law shall not be binding and Lidow shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  For purposes of this Separation Agreement, the term “Expenses” means reasonable attorneys’ fees, paralegal fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a proceeding of the type referred to above in this Section VII.

VIII.        Company Property.  The parties agree that Lidow shall be permitted to retain and entitled to retrieve (1) his address book and any lists of his professional and personal contacts, (2) all personal property he maintained at the Company’s premises, (3) his laptop computer and its contents and his cell phone, and (4) all documents and information provided to him or his attorneys pursuant to this Agreement.  Lidow confirms that he will return to the Company any other documents that are the property of the Company.  Lidow agrees to promptly provide the Company with a copy of all Company information that is included on his laptop computer that has been created since the date the Company last imaged his laptop computer, other than privileged information and correspondence between Lidow and his spouse or attorneys.

IX.           Miscellaneous

A.            Successors.

(1)           This Separation Agreement is personal to Lidow and shall not, without the prior written consent of the Company, be assignable by Lidow.

(2)           This Separation Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Separation Agreement for all purposes.  As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the ownership of the Company or to which the Company assigns this Separation Agreement by operation of law or otherwise.

B.            Waiver.  No waiver of any breach of any term or provision of this Separation Agreement shall be construed to be, nor shall be, a waiver of any other breach of this

Separation Agreement.  No waiver shall be binding unless in writing and signed by the party waiving the breach.

C.            Modification.  This Separation Agreement shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by the parties hereto.

D.            Complete Agreement.  This Separation Agreement embodies the entire agreement of the parties hereto respecting the matters within its scope.  This Separation Agreement supersedes all prior agreements of the parties hereto on the subject matter hereof.  Any prior negotiations, correspondence, agreements, proposals, or understandings relating to the subject matter hereof shall be deemed to be merged into this Separation Agreement and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect.  There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as set forth herein.  Notwithstanding the foregoing, that certain Patent Policy agreement of the Company executed by Lidow on January 17, 1978, and that certain Conflict of Interest Policy agreement of the Company executed by Lidow on January 17, 1978, are not integrated into this Agreement.

E.             Severability.  In the event that a court of competent jurisdiction determines that any portion of this Separation Agreement is in violation of any statute or public policy, then only the portions of this Separation Agreement which violate such statute or public policy shall be stricken, and all portions of this Separation Agreement which do not violate any statute or public policy shall continue in full force and effect.  Furthermore, any court order striking any portion of this Separation Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Separation Agreement.

F.             Governing Law.  This Separation Agreement and the legal relations hereby created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of California, without regard to conflicts of laws principles thereof.

G.            Legal Counsel; Mutual Drafting.  Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice.  Each party has cooperated in the drafting, negotiation and preparation of this Separation Agreement.  Hence, in any construction to be made of this Separation Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language.  Lidow agrees and acknowledges that he has read and understands this Separation Agreement, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Separation Agreement and has had ample opportunity to do so.  The Company represents that this is a binding obligation of the Company, enforceable against the Company in accordance with its terms, and that the individual signing this Agreement on the Company’s behalf is authorized to do so.  The Company will pay Lidow’s legal fees incurred in connection with the preparation, negotiation and execution of this

Agreement.  Lidow represents that this is a binding obligation of him, enforceable against him in accordance with its terms.

H.            Notices.  All notices under this Separation Agreement shall be in writing and shall be either personally delivered or mailed postage prepaid, by certified mail, return receipt requested:

(a)           if to the Company:

International Rectifier Corporation
Attention:  General Counsel
233 Kansas Street
El Segundo, California 90245

(b)           if to Lidow:

At the address on file with the Company

With a copy to:

Robert A. Sacks
Sullivan & Cromwell, LLP
1888 Century Park East, Suite 2100
Los Angeles, CA 90067

Notice shall be effective when personally delivered, or five (5) business days after being so mailed.  Any party may change its address for purposes of giving future notices pursuant to this Separation Agreement by notifying the other party in writing of such change in address, such notice to be delivered or mailed in accordance with the foregoing.

I.              Counterparts.  This Separation Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

J.             Number and Gender.  Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

K.            Headings.  The section headings in this Separation Agreement are for the purpose of convenience only and shall not limit or otherwise affect any of the terms hereof.

L.            Taxes.  Other than the Company’s right to withhold with respect to any compensation provided to Lidow, Lidow shall be solely responsible for any taxes due as a result of the benefits contemplated by Section III(a) and any taxes due in connection with the Lidow Options.

M.         No Wrongdoing.  This Agreement does not constitute an admission or acknowledgment by any party of any unlawful or improper act or conduct, all of which is expressly denied.

N.          Headings.  Headings are included for ease of reference only, and shall not be used to construe or alter the meaning of this Agreement.

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I have read the foregoing Separation Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

EXECUTED this second day of October 2007, at Los Angeles County, California.

“Lidow”

Alexander Lidow

EXECUTED this second day of October 2007, at Los Angeles County, California.

“Company”

International Rectifier Corporation, a Delaware corporation

By:	Donald R. Dancer
Its:	Acting Chief Executive Officer

EXHIBIT A

FORM OF DISCLOSURE

[Attached]

International Rectifier Announces Resignation of Alex Lidow as Chief Executive Officer

Don Dancer to Continue to Serve as International Rectifier’s Acting Chief Executive Officer

EL SEGUNDO, Calif.—(BUSINESS WIRE)—October 2, 2007—International Rectifier Corporation (NYSE:IRF) today announced the resignation of Dr. Alex Lidow as chief executive officer and as a director, effective immediately.

Don Dancer continues as International Rectifier’s acting chief executive officer.  Mr. Dancer has served in that position since August 28, 2007.

The board of directors has engaged Korn/Ferry International (NYSE:KFY) to conduct a search for Dr. Lidow’s permanent replacement.  The search is being led by Dr. James Plummer, Chairman of the Corporate Governance and Nominating Committee.

Don Dancer, International Rectifier’s acting chief executive officer, said, “We want to thank Alex for his contributions to the company. During his tenure, he led the pioneering power MOSFET technology, which drove the adoption of power management across broader end use applications. His focus on power management helped to solidify International Rectifier as a leader in the industry. Alex has also encouraged the next generation of technology professionals who will continue to create and provide our customers with innovative products.”

“I have appreciated the opportunity to serve International Rectifier as a Director and CEO the last 12 years,” said Dr. Lidow. “International Rectifier and the power management industry have a bright future, and I believe the company will continue to deliver enormous value to the companies it serves and end-users by helping to reduce global energy consumption and improving energy efficiency.”

Dr. Lidow will receive accrued salary, bonus and vacation through the date of his departure.  He will be entitled to exercise his vested options for an additional eighteen months, or 90 days following the date on which the company becomes current in its SEC financial reports, whichever is later.  The Company has agreed to vest all of Dr. Lidow’s options that had not already vested.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Note: Statements made or implied in this release that are in the future tense or that are accompanied by words such as “pursue,” “expect” or variations of such words are “forward-looking” and involve risks and uncertainties that are not within International Rectifier’s control. A fuller explanation of these risks and uncertainties, including those related to the ongoing investigation conducted by independent legal counsel retained by the Audit Committee of the Board of Directors, and the changes to the company’s internal controls and governance policies, is contained in International Rectifier’s periodic and other filings from time to time with the Securities and Exchange Commission.

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Company contact:

Investors
Portia Switzer
310.726.8254

Media
Graham Robertson
310.726.8512